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                                                                      EXHIBIT 22


                            Parents and Subsidiaries


         There are no parents of the Corporation. There is no subsidiary for which separate financial statements are filed. The following list includes the Corporation and its subsidiaries, all of which are included, in the consolidated financial statements.

                                                 State or                               Percentage of
                                                Country of                             Voting Securities
Name                                           Incorporation                      Owned by the Corporation
----                                           -------------                      ------------------------
Oneida Ltd.                                      New York                                    -

Buffalo China, Inc.                              New York                                   100

Delco International, Ltd.                        New York                                   100

Encore Promotions, Inc.                          New York                                   100

Kenwood Silver Company, Inc.                     New York                                   100

Oneida Australia Pty Ltd.                        Australia                                  100

Oneida Canada, Limited                             Canada                                   100

Oneida International, Inc.                       Delaware                                   97

Oneida Mexicana, S.A. de C.V.                     Mexico                                    100

Oneida, S.A. de C.V.                              Mexico                                    100

Oneida U.K. Limited                               England                                   100

Sakura, Inc.                                     New York                                   100

THC Systems, Inc.                                New York                                   100



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